UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

Canterbury Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53681	98-0599680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

69 Stanley Point Road, Devonport, Auckland, New Zealand 0624
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (69) 9 445-6338

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01           Entry into a Material Definitive Agreement.

Letter of Intent

On May 16, 2012, Canterbury Resources, Inc., a Nevada corporation (the “Company”), entered into a binding letter of intent (the “LOI”) with Controlled Carbon, LLC dba Echo Automotive, an Arizona limited liability company (“Echo”), in connection with a proposed reverse acquisition transaction between the Company and Echo whereby the Company and Echo will enter into a voluntary share exchange transaction (the “Exchange”) whereby the Company would acquire all of the issued and outstanding units of Echo in exchange for the issuance to the members of Echo (the “Echo Members”) of approximately 52,500,000 shares of common stock of the Company. Echo is a technology company with certain valuable products and intellectual property rights related to a cost-reduction technology for converting fleet vehicles into highly fuel-efficient plug-in hybrids.

In accordance with the terms of the LOI, the terms and conditions of the Exchange shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties and entered into on or before thirty (30) days from the execution of the LOI. The closing of the Exchange (the “Closing”) shall occur on or before thirty (30) days from the date on which Echo completes an audit of its financial statements as required to be filed by the Company upon the Closing in accordance with U.S. securities laws, and approval by the Echo Members and Echo note holders of the definitive agreement and the transactions contemplated thereunder and under the LOI. Upon Closing, Echo shall become a wholly-owned subsidiary of the Company.

After the Closing, the Company will be managed by Echo’s current management and board of managers, and the Company shall have no more than 79,000,000 shares of common stock issued and outstanding after completion of the full $2,000,000 financing provided under the Financing Agreement (defined below), excluding any shares of common stock issuable under outstanding warrants and options.

At Closing, it is anticipated that the current Echo Members shall own approximately 70% of the Company’s issued and outstanding common stock.

The foregoing description is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Promissory Note

Pursuant to the terms of the LOI, the Company made an advance of $300,000 (the “Advance”) to Echo pursuant to the terms of a promissory note (the “Note”). On May 16, 2012, Echo issued the Note to the Company. In the event the Closing does not occur, the principal amount of the Advance together with accrued interest at the rate of five percent (5%) per annum shall become due and payable upon the earlier of (i) receipt by Echo of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of Echo. If the Closing occurs, the Note shall be cancelled.

The foregoing description is qualified in its entirety by reference to the Note filed as Exhibit 10.2 attached hereto and incorporated herein by reference.

Financing Agreement

On May 16, 2012, the Company entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to: (i) purchase $300,000 of common stock of the Company at a price of $0.50 per share; and (ii) either purchase up to an additional $1,700,000 of common stock of the Company at a price of $0.50 per share or assist the Company in securing all or a portion of such $1,700,000 investment from alternate sources. Under the terms of the Financing Agreement, for each dollar invested, the investor(s) making such investment will be issued two (2) shares of common stock of the Company and a warrant to purchase two (2) shares of common stock of the Company with an exercise price of $0.75 per share and a term of eighteen (18) months.

The foregoing description is qualified in its entirety by reference to the Financing Agreement filed as Exhibit 10.3 attached hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02           Unregistered Sales of Equity Securities.

On May 16, 2012, the Company sold 600,000 shares of its common stock at $0.50 per share for aggregate proceeds of $300,000 in connection with the Financing Agreement (the “Financing Shares”) referenced under Item 1.01 above. The proceeds from the issuance of the Financing Shares shall be used to fund the Advance.

The Financing Shares were issued in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

Section 5 - Corporate Governance and Management

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bruce A. Wetherall -

Effective May 16, 2012, the Company received the resignation of Mr. Bruce A. Wetherall as a member of the Company’s Board of Directors and as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company.

Appointment of Vincent Espiritu -

Effective May 16, 2012, the Company’s Board of Directors appointed Mr. Vincent Espiritu as a member of the Company’s Board of Directors to fill the current vacancy created by Mr. Wetherall’s resignation noted above. In addition, also effective May 16, 2012, Mr. Espiritu was appointed as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company, to fill the current vacancies created by Mr. Wetherall’s resignations from the foregoing positions as noted above. Mr. Espiritu is now the Company’s sole officer and director.

It is contemplated that Mr. Espiritu may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time. Mr. Espiritu has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Espiritu was appointed as a member of the Company’s Board of Directors or as the Company’s sole officer. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The professional history of Mr. Espiritu is below.

Professional History of Vincent Espiritu

Mr. Espiritu is currently a Project Manager with Eskimo Finance, located in Manila, Philippines, a position he has held since May 2003. At Eskimo Finance, Mr. Espiritu is responsible for developing and managing new finance projects and recommending financing budgets to Eskimo Finance’s management. He is also tasked with managing administrative matters on business management. From January 1993 to April 2003, Mr. Espiritu worked in the finance department of Sweet Home Trading, in Tarlac City, Philippines, where he reviewed applications from small businesses for financing and made recommendations to management for approval. He was also responsible for all collection matters and managed potential small business borrowers. Mr. Espiritu graduated from Far Eastern University in Manila, Philippines in 1992 with a Bachelor of Arts in Business Administration.

Section 9 - Financial Statements and Exhibits

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	Letter of Intent by and between Canterbury Resources, Inc. and Controlled Carbon, LLC dba Echo Automotive, dated May 16, 2012.
10.2	Promissory Note by and between Canterbury Resources, Inc. and Controlled Carbon, LLC dba Echo Automotive, dated May 16, 2012.
10.3	Financing Agreement by and between Canterbury Resources, Inc. and Hartford Equity Inc., dated May 16, 2012.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY RESOURCES, INC.

Dated: May 22, 2012	/s/ Vincent Espiritu
Vincent Espiritu
Chief Executive Officer and President